    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 14, 2000

                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

    AMERICAN CLASSIC VOYAGES CO.                   DELAWARE                            31-0303330
        AMCV CAPITAL TRUST I                       DELAWARE                           APPLIED FOR
    (Exact Name of Registrant as       (State or Other Jurisdiction of              (I.R.S. Employer
     Specified in its Charter)          Incorporation or Organization)            Identification No.)

                             ---------------------
    TWO NORTH RIVERSIDE PLAZA, SUITE 200, CHICAGO, IL 60606, (312) 258-1890 (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                JORDAN B. ALLEN
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                          AMERICAN CLASSIC VOYAGES CO.
    TWO NORTH RIVERSIDE PLAZA, SUITE 200, CHICAGO, IL 60606, (312) 466-6202 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                             ---------------------
                                   Copies To:

                 DAVID S. STONE, ESQ.                                   IMAD I. QASIM, ESQ.
       SEYFARTH, SHAW, FAIRWEATHER & GERALDSON                            SIDLEY & AUSTIN
                    55 EAST MONROE                                         BANK ONE PLAZA
                      SUITE 4200                                      10 SOUTH DEARBORN STREET
                  CHICAGO, IL 60603                                      CHICAGO, IL 60603
              TELEPHONE: (312) 269-8965                              TELEPHONE: (312) 853-7094

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.
                                                                             [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
        TITLE OF EACH CLASS                                   PROPOSED MAXIMUM        PROPOSED MAXIMUM
        OF SECURITIES TO BE              AMOUNT TO BE        OFFERING PRICE PER      AGGREGATE OFFERING          AMOUNT OF
             REGISTERED                  REGISTERED(1)           UNIT(2)(3)             PRICE(2)(3)        REGISTRATION FEE(3)(4)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock of American Classic
Voyages Co.(4)......................
Preferred Stock of American Classic
  Voyages Co.(4)....................
Subordinated Debt Securities of
  American Classic Voyages Co.......
Preferred Securities of AMCV Capital
  Trust I...........................
Guarantees and back-up undertaking
  of American Classic Voyages Co. in
  connection with the Preferred
  Securities of AMCV Capital Trust
  I(5)..............................
Total...............................     $250,000,000               100%                $250,000,000              $66,000
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Such indeterminate number or amount of Common Stock, Preferred Stock, Subordinated Debt Securities and Guarantees of American Classic Voyages Co. and the Preferred Securities of AMCV Capital Trust I as may from time to time be issued at indeterminate prices. Subordinated Debt Securities of American Classic Voyages Co. may be issued and sold to the AMCV Capital Trust I, in which event such Subordinated Debt Securities may later be distributed to the holders of Preferred Securities of the AMCV Capital Trust I upon a dissolution of such trust and the distribution of the assets thereof.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933. The aggregate offering price of the Common Stock, Preferred Stock, Subordinated Debt Securities, Preferred Securities and Guarantees will not exceed $250,000,000.

(3) Exclusive of accrued interest and distributions, if any.

(4) Also includes such indeterminate number of shares of Preferred Stock and Common Stock as may be issued upon conversion of or exchange for any Subordinated Debt Securities, Preferred Stock or Preferred Securities of AMCV Capital Trust I that provide for conversion or exchange into other securities. No separate consideration will be received for the Preferred Stock or Common Stock issuable upon conversion of or in exchange for Subordinated Debt Securities, Preferred Stock or Preferred Securities of AMCV Capital Trust I.

(5) Includes the rights of holders of the Preferred Securities under the Guarantees of Preferred Securities and back-up undertakings, consisting of obligations of American Classic Voyages Co. to provide certain indemnities in respect of, and pay and be responsible for, certain expenses, costs, liabilities and debts of, as applicable, the AMCV Capital Trust I as set forth in the Declaration of Trust (including the obligation to pay expenses of the AMCV Capital Trust I), the indenture and any applicable supplemental indentures thereto, and the Subordinated Debt Securities issued to the AMCV Capital Trust I, in each case as further described in the Registration Statement. No separate consideration will be received for the Guarantees or any back-up undertakings.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             SUBJECT TO COMPLETION

                             DATED JANUARY 14, 2000

PROSPECTUS

                                  $250,000,000

                          AMERICAN CLASSIC VOYAGES CO.
         COMMON STOCK, PREFERRED STOCK AND SUBORDINATED DEBT SECURITIES

                              AMCV CAPITAL TRUST I
                 PREFERRED SECURITIES FULLY AND UNCONDITIONALLY
                   GUARANTEED BY AMERICAN CLASSIC VOYAGES CO.

                             ---------------------

     We will provide the specific terms of the particular securities issued under this prospectus in a prospectus supplement for each security. You should read this prospectus and any prospectus supplement carefully before investing.

     The amount of the securities issued under this prospectus will be limited to a total of U.S. $250,000,000 or the equivalent amount if denominated in foreign currencies.

     Our common stock is quoted on the Nasdaq National Market under the symbol "AMCV."

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is             , 2000.

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
About This Prospectus.......................................     1
Where You Can Find Additional Information...................     1
Incorporation by Reference..................................     1
The Securities We May Offer.................................     2
American Classic Voyages Co. ...............................     3
The AMCV Trust..............................................     3
Use of Proceeds.............................................     5
Ratio of Earnings to Fixed Charges and Ratio of Earnings to
  Combined Fixed Charges and Preferred and Preference
  Dividend Requirements.....................................     5
Description of Subordinated Debt Securities.................     5
Description of Capital Stock................................    15
Description of Preferred Securities of the AMCV Trust.......    18
Description of Guarantees...................................    20
Plan of Distribution........................................    23
Special Note Regarding Forward-Looking Statements...........    25
Legal Matters...............................................    25
Experts.....................................................    26

                             ABOUT THIS PROSPECTUS

     In this prospectus, American Classic Voyages Co. may be referred to as "American Classic Voyages" or "we." This prospectus is part of a registration statement that we and AMCV Capital Trust I, referred to in this prospectus as the "AMCV Trust," filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "WHERE YOU CAN FIND ADDITIONAL INFORMATION."

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We file reports, proxy statements and other information with the SEC. Those reports, proxy statements and other information may be obtained:

     - At the Public Reference Room of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549;

     - At the public reference facilities at the SEC's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 or 500 West Madison Street, Suite 1400, Chicago, Illinois 60661;

     - By writing to the SEC, Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549 or calling the SEC at 1-800-SEC-0330;

     - At the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, DC 20006; or

     - From the Internet site maintained by the SEC at http://www.sec.gov which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

     Some locations may charge prescribed or modest fees for copies.

     We and the AMCV Trust have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 covering the securities offered by this prospectus. As permitted by the SEC, this prospectus, which constitutes a part of the registration statement, does not contain all the information included in the registration statement. Such additional information may be obtained from the locations described above. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the contract or other document for all the details.

                           INCORPORATION BY REFERENCE

     We have filed the following documents with the SEC under the Exchange Act, which are incorporated herein by reference:

          1. Annual Report on Form 10-K, for the year ended December 31, 1998;

          2. Quarterly Reports on Form 10-Q for the period ended March 31, 1999, as amended on Form 10-Q/A dated November 9, 1999, for the period ended June 30, 1999, as amended on Form 10-Q/A dated November 9, 1999 and for the period ended September 30, 1999;

          3. Current Reports on Form 8-K dated February 22, 1999, March 26, 1999, as amended on Form 8-K/A dated April 21, 1999, April 14, 1999, November 3, 1999 and January 14, 2000;

          4. Information Statement on Schedule 14C dated March 8, 1999; and

          5. The description of the common stock, contained in our Registration Statement on Form S-1 (Registration No. 33-45139), all amendments thereto and reports filed for the purpose of updating such description.

     All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) subsequent to the initial filing of this prospectus and prior to the date it is declared effective and (2) subsequent to the date of this prospectus and prior to the termination of this offering are incorporated by reference and become a part of this prospectus and are to be a part hereof from their date of filing.

     Any statement contained in this prospectus or in a document incorporated by reference is modified or superseded for purposes of this prospectus to the extent that a statement contained in any such document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     On written or telephone request, we will provide free of charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the documents incorporated by reference in this prospectus but not delivered with this prospectus. Written or telephone requests for such copies should be directed to our principal office: American Classic Voyages Co., Two North Riverside Plaza, Suite 200, Chicago, Illinois 60606, Attention: Investor Relations, Telephone: (312) 258-1890.

                          THE SECURITIES WE MAY OFFER

     We may offer and sell from time to time, in one or more series,

     - common stock,

     - preferred stock, which may be convertible into common stock or other of our securities, and

     - subordinated debt securities, which may be convertible into common stock or other of our securities.

     In addition, the AMCV Trust may offer, from time to time, preferred securities representing preferred undivided beneficial interests in the assets of the AMCV Trust, referred to in this prospectus as "preferred securities." The preferred securities may be convertible into our common stock. We will guarantee the payment of periodic cash distributions on preferred securities out of moneys held by the AMCV Trust, and payments on liquidation, redemption or otherwise with respect to the preferred securities to the extent described in this prospectus or the applicable prospectus supplement. We will directly or indirectly acquire common securities representing undivided beneficial interests in the assets of the AMCV Trust, referred to in this prospectus as "common securities." We may issue subordinated debt securities in one or more series to the AMCV Trust as part of the investment of the proceeds from the offering of preferred securities and common securities of the AMCV Trust. The subordinated debt securities purchased by the AMCV Trust may be subsequently distributed on a proportionate basis to holders of preferred securities and common securities in connection with the dissolution of the AMCV Trust. If the preferred securities are convertible into our common stock, the subordinated debt securities that we issue to the AMCV Trust will also be convertible into our common stock.

                          AMERICAN CLASSIC VOYAGES CO.

     American Classic Voyages Co. is the leading provider of overnight passenger cruises among the Hawaiian Islands and on the Mississippi River system. We currently operate two cruise lines under the names American Hawaii Cruises and The Delta Queen Steamboat Co. American Hawaii offers year-round cruises among the Hawaiian Islands aboard the S.S. Independence, which has 867 passenger berths. A berth is the industry term for a bed or sleeping space. Delta Queen operates year-round cruises on three authentic paddlewheel riverboats, the Delta Queen, Mississippi Queen and American Queen, which have a total of 1,026 passenger berths. Delta Queen cruises provide varied itineraries on the Mississippi River system featuring the culture and history of heartland America.

     We are preparing to operate a third cruise line, United States Lines, in Hawaii, with newly built cruise ships. We are currently building two new cruise ships for United States Lines to operate in Hawaii. We have also agreed to purchase and will renovate an existing cruise ship for United States Lines to operate in Hawaii. In addition, we are building new coastal cruise ships for Delta Queen to operate on the U.S. coastal waterways and we are converting a ship we recently purchased for Delta Queen to operate on the Columbia River system in the Pacific Northwest.

     We are the largest owner and operator of U.S. built, owned and crewed overnight passenger vessels, documented as "U.S.-flagged" vessels. U.S. law requires our foreign-flagged competitors to include at least one foreign port in each itinerary. We, on the other hand, can offer itineraries featuring only U.S. ports. This gives us a distinct competitive advantage in Hawaii because the closest foreign port to Hawaii requires a four day sail across the Pacific Ocean.

     Our principal executive offices are located at Two North Riverside Plaza, Suite 200, Chicago, Illinois 60606, (312) 258-1890.

                                 THE AMCV TRUST

     The AMCV Trust is a statutory business trust formed under Delaware law. The AMCV Trust exists for the exclusive purposes of:

     - issuing and selling the preferred securities and the common securities;

     - using the proceeds from the sale of the preferred securities and common securities to acquire our subordinated debt securities; and

     - engaging in only those other activities that are related to those purposes.

     All of the common securities will be directly or indirectly owned by American Classic Voyages. The common securities will rank equally, and payments will be made proportionally, with the preferred securities, except that, if an event of default under the declaration of trust of the AMCV Trust has occurred and is continuing, the rights of the holders of the common securities to payment of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. We will directly or indirectly acquire common securities in an amount equal to at least 3% of the total capital of the AMCV Trust.

     The AMCV Trust has a perpetual term, but may be terminated as provided in the declaration of trust. The AMCV Trust's business and affairs will be conducted by the trustees appointed by us as the direct or indirect holder of all of the common securities. We will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of the AMCV Trust. The declaration of trust will set forth the duties and obligations of the trustees. The majority of the trustees of the AMCV Trust will be employees or officers of or persons who are affiliated with American Classic Voyages, who will be referred to as "administrative trustees." One trustee of the AMCV Trust will be an institution, referred to as the "property trustee," that is not affiliated with American Classic Voyages and has a minimum amount of combined capital and surplus of not less than $50,000,000, which will act as property trustee and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act of 1939, under the terms of the prospectus supplement. In addition, unless the property trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one trustee of the AMCV Trust will be an institution having a principal place of business in, or a natural person resident of, the State of Delaware, referred to as the "Delaware trustee." American Classic Voyages will pay all fees and expenses related to the AMCV Trust and the offering of the preferred securities and the common securities.

     Unless otherwise specified in the applicable prospectus supplement, the property trustee for the AMCV Trust will be The Bank of New York. Unless otherwise specified in the applicable prospectus supplement, the Delaware trustee for the AMCV Trust will be The Bank of New York (Delaware) and its address in the State of Delaware is White Clay Center, Route 273, Newark, Delaware, 19711. The principal place of business of the AMCV Trust is c/o American Classic Voyages Co., Two North Riverside Plaza, Suite 200, Chicago, Illinois, 60606 telephone (312) 258-1890.

                                USE OF PROCEEDS

     Unless otherwise indicated in the accompanying prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, which may include, without limitation,

     - financing the construction, conversion or renovation of additional cruise ships,

     - paying the purchase price, or any portion of the purchase price, for vessels we may purchase, or that we have already purchased,

     - repaying all, or a part of, our obligations to our lenders, or

     - replacing third party guarantees of our obligations.

The proceeds from the sale of preferred securities by the AMCV Trust will be invested in our subordinated debt securities. Any specific allocation of the proceeds to a particular purpose that has been made at the date of any prospectus supplement will be described in the prospectus supplement.

                     RATIO OF EARNINGS TO FIXED CHARGES AND
         RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED AND
                     PREFERENCE STOCK DIVIDEND REQUIREMENTS

                                                                                     NINE MONTHS
                                                                                 ENDED SEPTEMBER 30
                                                                                 -------------------
                                              1994   1995   1996   1997   1998   1998(C)    1999(C)
                                              ----   ----   ----   ----   ----   --------   --------
Ratio of earnings to fixed charges and ratio
of earnings to combined fixed charges and
preferred and preference stock dividend
requirements(a).............................   (b)    (b)    (b)   1.56   1.04      (b)        (b)

---------------

(a) The ratio of earnings to combined fixed and preferred and preference stock dividend requirements for the periods presented is the same as the ratio of earnings to fixed charges since we have no outstanding preferred stock or preference stock and, therefore, have no dividend requirements.

(b) No ratio is presented for 1994, 1995 and 1996, and the nine months ended September 30, 1998 and 1999 as the earnings for these periods were $4,966,000, $20,784,000, $25,934,000, $2,224,000, and $3,345,000,
    respectively, less than the fixed charges.

(c) Because of the seasonal nature of our business, the ratio for the nine month period may not necessarily be indicative of the ratio that will result for the full year.

                  DESCRIPTION OF SUBORDINATED DEBT SECURITIES

     We may offer one or more series of subordinated debt securities. Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will be issued under the subordinated indenture or the junior convertible subordinated indenture, in each case between us and the trustee identified in the indenture, forms of which have been filed as exhibits to the registration statement of which this prospectus forms a part. The subordinated debt securities we will issue to the AMCV Trust will be issued under the junior convertible subordinated indenture and all other subordinated debt securities will be issued under the subordinated indenture.

     We have summarized below the material provisions of the indentures and the subordinated debt securities, or indicated which material provisions will be described in the applicable prospectus supplement. These descriptions are only summaries, and you should refer to the indentures which describe completely the terms and definitions summarized below and contain additional information regarding the subordinated debt securities.

     The subordinated debt securities will be unsecured obligations of American Classic Voyages. The subordinated indenture does not limit the aggregate amount of subordinated debt securities that we may issue, while the junior convertible subordinated indenture will provide for the issuance of a single series of a limited aggregate amount of subordinated debt securities. The indentures do not limit the incurrence or issuance by us of other secured or unsecured debt. The subordinated debt securities issued under the indentures will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indentures, to all of our senior indebtedness. See "-- Subordination under the Indentures."

     The applicable prospectus supplement will describe the specific terms of the series of subordinated debt securities being offered. The following terms may be included:

     - the title, designation and purchase price, of the subordinated debt securities;

     - whether the subordinated debt securities will be issued under the subordinated indenture, the junior convertible subordinated indenture or another indenture described in the prospectus supplement;

     - any limit upon the aggregate principal amount of the subordinated debt securities;

     - the date or dates on which the principal of and premium, if any, on the subordinated debt securities will mature or the method of determining or resetting the date or dates;

     - the rate or rates, which may be fixed or variable, at which the subordinated debt securities will bear interest, if any, or the method of calculating or resetting the rate or rates;

     - the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;

     - the date or dates on which interest, if any, will be payable and the record date or dates for payment of interest;

     - the place or places where principal of, premium, if any, and interest, if any, on the subordinated debt securities will be payable;

     - our right, if any, to defer payment of interest on subordinated debt securities and the maximum length of any permitted deferral period;

     - the period or periods within which, the price or prices at which, the currency or currencies, including currency unit or units, in which, and the terms and conditions upon which, the subordinated debt securities may be redeemed, in whole or in part, at our option;

     - our obligation, if any, to redeem or purchase the subordinated debt securities under any sinking fund or similar provisions or upon the happening of a specified event and the period or periods within which, the price or prices at which and the other terms and conditions upon which, the subordinated debt securities will be redeemed or purchased, in whole or in part, under these obligations;

     - the authorized denominations of the subordinated debt securities;

     - the currency or currency unit for which subordinated debt securities may be purchased or in which subordinated debt securities may be denominated and/or the currency or currencies, including currency unit or units, in which principal of, premium, if any, and interest, if any, on the subordinated debt securities will be payable and whether we or the holders of any subordinated debt securities may elect to receive payments in respect of the subordinated debt securities in a currency or currency unit other than that in which the subordinated debt securities are stated to be payable;

     - if other than the principal amount of the subordinated debt securities, the portion of the principal amount of the subordinated debt securities which will be payable upon declaration of the acceleration of the maturity thereof or the method by which that portion will be determined;

     - the person to whom any interest on any subordinated debt security will be payable if other than the person in whose name the subordinated debt security is registered on the applicable record date;

     - any addition to, or modification or deletion of, any event of default or any of our covenants specified in the indenture for the subordinated debt securities;

     - the application, if any, of defeasance or covenant defeasance provisions to the subordinated debt securities;

     - whether the subordinated debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for the global security or securities;

     - any federal income tax considerations applicable to holders of the subordinated debt securities;

     - whether the subordinated debt securities are convertible or exchangeable into our common stock or other securities and any provisions relating to the conversion or exchange; and

     - any other special terms relating to the subordinated debt securities.

     Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will not be listed on any securities exchange. Subordinated debt securities will be issued in fully-registered form without coupons.

     If we issue subordinated debt securities to the AMCV Trust in connection with the issuance of preferred securities by the trust, those subordinated debt securities could be subsequently issued to holders of preferred securities if the AMCV Trust is dissolved. We will only issue one series of subordinated debt securities to the AMCV Trust in connection with an issuance of preferred securities by the AMCV Trust.

     Subordinated debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Federal income tax consequences and special considerations applicable to these subordinated debt securities, or to subordinated debt securities issued at par that are treated as having been issued at a discount, will be described in the applicable prospectus supplement.

     If the purchase price of any of the subordinated debt securities is payable in one or more foreign currencies or currency units or if any subordinated debt securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any subordinated debt securities is payable in one or more foreign currencies or currency units, or by reference to commodity prices, equity indices or other factors, the restrictions, elections, federal income tax considerations, specific terms and other information about the issue of subordinated debt securities and the foreign currency or currency units or commodity prices, equity indices or other factors will be set forth in the applicable prospectus supplement. In general, holders of these series of subordinated debt securities may receive a principal amount on any principal payment date, or a payment of premium, if any, on any premium interest payment date or a payment of interest on any interest payment date, that is greater than or less than the amount of principal, premium, if any, or interest otherwise payable on the payment dates, depending on the value on the payment dates of the applicable currency, commodity, equity index or other factor.

PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE

     Unless otherwise provided in the applicable prospectus supplement, payments with respect to the subordinated debt securities will be made in the designated currency at the office or agency maintained for that purpose that we may designate from time to time, except that, at our option, interest payments, if any, on subordinated debt securities in registered form may be made (1) by checks mailed to the holders of subordinated debt securities entitled to receive these payments at their registered addresses or (2) by wire transfer to an account maintained by the person entitled to receive these payments as specified in the register maintained to record the holders of the subordinated debt securities and transfer of subordinated debt securities. Unless otherwise indicated in the applicable prospectus supplement, payment of any installment of interest on subordinated debt securities in registered form will be made to the person in

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

whose name the debt security is registered at the close of business on the regular record date for payment of interest.

     Unless otherwise provided in the applicable prospectus supplement, subordinated debt securities in registered form will be transferable or exchangeable at the agency maintained for this purpose that we will designate from time to time. Subordinated debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection with the transfer or exchange.

GLOBAL SUBORDINATED DEBT SECURITIES

     Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with the depositary or with a nominee for the depositary identified in the applicable prospectus supplement. In this event, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding subordinated debt securities of the series to be represented by the global security or securities. In the event the subordinated debt securities are convertible into our preferred or common stock, we will describe in the applicable prospectus supplement the arrangements we will make with respect to the issuance of any global securities to assure that we do not violate the terms of our certificate of incorporation limiting foreign ownership of our voting stock. For a description of the restrictions on foreign ownership of our voting stock, please see "Description of Our Capital
Stock -- Provisions of Our Certificate of Incorporation, Bylaws and Applicable Corporate Laws" below. Except as described in the applicable prospectus supplement, unless and until it is exchanged in whole or in part for subordinated debt securities in definitive certificated form, a global security may not be registered for transfer or exchange except as a whole by:

     - the depositary for the global security to a nominee of the depositary;

     - a nominee of the depositary to the depositary or another nominee of the depositary; or

     - the depositary or any nominee to a successor depositary for the series or a nominee of the successor depositary.

     The specific terms of the depositary arrangement for any portion of a series of subordinated debt securities to be represented by a global security will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, we expect that the following provisions will apply to the depositary arrangements.

     Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary or a nominee of the depositary, referred to as "participants," or persons that may hold interests through participants. Upon the issuance of any global security, and the deposit of the global security with or on behalf of the depositary for the global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the subordinated debt securities represented by the global security to the accounts of participants. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the subordinated debt securities or by us, if the subordinated debt securities are offered and sold directly by us. Ownership of beneficial interests by participants in the global security will be shown on, and the transfer of these beneficial interests will be effected only through, records maintained by the depositary for the global security or by its nominee. Ownership of beneficial interests in a global security by persons that hold through participants will be shown on, and the transfer of these beneficial interests within the participants will be effected only through, records maintained by the participants. The laws of some jurisdictions require that some purchasers of securities take physical delivery of securities in certificated form. The limitations described above and these laws may impair the ability to transfer beneficial interests in the global security.

     So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the subordinated debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in the applicable prospectus supplement and except as specified below, owners of beneficial interests in the global security will not be entitled to have subordinated debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of subordinated debt securities of that series in certificated form and will not be considered the holders of the subordinated debt securities for any purposes under the relevant indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if the person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the relevant indenture. The depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the relevant indenture. We understand that, under existing industry practices, if we request any action of holders or if any owner of a beneficial interest in a global security desires to give any notice or take any action which a holder is entitled to give or take under the relevant indenture, the depositary would authorize the participants to give the notice or take the action, and the participants would authorize beneficial owners owning through the participants to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

     Unless otherwise specified in the applicable prospectus supplement, payments of principal, premium, if any, and interest, if any, on subordinated debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. We expect that the depositary for any subordinated debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through the participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names," and will be the responsibility of the participants. Neither we nor the trustees nor any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests of a global security, or for maintaining, supervising or reviewing any records relating to the beneficial interests.

     Unless otherwise specified in the applicable prospectus supplement, if the depositary for any subordinated debt securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and a duly registered successor depositary is not appointed by us within 90 days, we will issue these subordinated debt securities in definitive certificated form in exchange for the global security. In addition, we may at any time and in our sole discretion determine not to have any of the subordinated debt securities of a series represented by one or more global securities and, in that event, will issue subordinated debt securities of the series in definitive certificated form in exchange for all of the global security or securities representing the subordinated debt securities.

CONSOLIDATION, MERGER OR SALE BY AMERICAN CLASSIC VOYAGES

     Unless otherwise specified in the applicable prospectus supplement, we will not consolidate with or merge into any other corporation or sell our assets substantially as an entirety, unless:

     - the corporation formed by the consolidation or into which we are merged or the corporation which acquires our assets is organized in the United States;

     - in the case of a merger, we are the surviving entity, or the corporation formed by the consolidation or into which we are merged or which acquires our assets substantially as an entirety expressly assumes all of our obligations under each indenture; and

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

     - immediately after giving effect to the transaction, no default or event of default under the applicable indenture has happened and is continuing.

     Upon the consolidation, merger or sale, the successor corporation formed by the consolidation, or into which we are merged or to which the sale is made, will succeed to, and be substituted for us under each indenture.

EVENTS OF DEFAULT, NOTICE AND RIGHTS ON DEFAULT

     Each indenture provides that, if an event of default occurs relating to the subordinated debt securities of any series and is continuing, the trustee for the series or the holders of 25% in aggregate principal amount of all of the outstanding subordinated debt securities of that series, by written notice to us and to the trustee for the series, if notice is given by the holders of subordinated debt securities, may declare the principal of or, if the subordinated debt securities of that series provide for an amount that is more or less than the principal amount of the subordinated debt securities to be due and payable upon a declaration of maturity of the subordinated debt securities upon an event of default, that portion of the principal amount specified in the prospectus supplement, and accrued interest on all the subordinated debt securities of that series to be due and payable; provided, that the payment of principal and interest on the subordinated debt securities will remain subordinated to the extent provided in the applicable indenture.

     Unless otherwise specified in the applicable prospectus supplement, events of default for subordinated debt securities of any series are defined in each indenture as being:

     - default for 30 days in payment of any interest on any debt security of that series, whether or not prohibited by the subordination provisions of the subordinated debt securities, or any additional amount payable on subordinated debt securities of that series as specified in the applicable prospectus supplement, when due;

     - default in payment of principal, or premium, if any, at maturity, whether or not prohibited by the subordination provisions of the subordinated debt securities;

     - default for 60 days after written notice to us by the trustee for that series, or by the holders of 25% in aggregate principal amount of the subordinated debt securities of that series then outstanding, in the performance, or breach, of any term, covenant or warranty contained in the applicable indenture for the subordinated debt securities;

     - our bankruptcy, insolvency or reorganization; and

     - in the case of subordinated debt securities issued to the AMCV Trust in connection with an issuance of preferred securities, a voluntary or involuntary dissolution, winding-up or termination of the AMCV Trust, except if the subordinated debt securities are distributed to the holders of the preferred securities in a liquidation of the AMCV Trust or if there is a redemption or conversion of all of the outstanding preferred securities and common securities by the AMCV Trust in connection with a merger or consolidation permitted by the AMCV Trust.

     The indentures provide that if an event of default with respect to subordinated debt securities of a series has occurred and is continuing, either the trustee for the subordinated debt securities or the holders of not less than 25% in principal amount of the series of subordinated debt securities then outstanding may declare the principal amount of all subordinated debt securities of the series to be due and payable immediately upon giving written notice as provided in the applicable indenture. The indentures provide that the holders of a majority in principal amount of the subordinated debt securities of the series may rescind and annul the declaration and its consequences under circumstances set forth in the indentures.

     If there is an event of default with respect to subordinated debt securities we issue to the AMCV Trust in connection with an issuance of preferred securities by the trust, we may not

     - declare or pay dividends on, make distributions regarding, or redeem, purchase, acquire or make a liquidation payment regarding, any of our capital stock, other than:

         (1) purchases of our common stock related to the issuance of our common stock under any of our benefit plans for our directors, officers or employees,

         (2) as a result of a reclassification of our capital stock or the exchange or conversion of one series or class of our capital stock for another series or class of our capital stock,

         (3) the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged; and

         (4) redemptions or purchases of any rights pursuant to a stockholder rights plan and the issuance of our capital stock pursuant to these rights.

     - make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank junior to or pari passu with the subordinated debt securities, other than any redemption, liquidation, interest, principal or guarantee payment by us where the payment is made by way of securities (including our capital stock) that rank junior to or pari passu with the securities on which such redemption, interest, principal or guarantee payment is being made; or

     - make any guarantee payments regarding the foregoing, other than payments under our guarantee of the preferred securities or the common securities.

     Events of default for a specified series of subordinated debt securities may be added to the subordinated indenture and, if so added, will be described in the applicable prospectus supplement. Each indenture provides that the trustee will, within 90 days after the occurrence of a default for the subordinated debt securities of any series, give to the holders of the subordinated debt securities of that series notice of all defaults known to it unless the default has been cured or waived; provided that except in the case of a default in payment on the subordinated debt securities of that series, the trustee may withhold the notice if and so long as its board of directors or a committee of its officers determines that withholding the notice is in the interests of the holders of the subordinated debt securities of that series. Each indenture provides that the holders of a majority in aggregate principal amount of the subordinated debt securities of each series affected, with each series voting as a class, may, subject to limited conditions, direct the time, method and place of conducting any proceeding for any remedy available to the trustee for the series, or exercising any trust or power conferred on the trustee. Each indenture includes a covenant that we will file annually with the trustee a certificate as to our compliance with all conditions and covenants of the indenture. The holders of a majority in aggregate principal amount of any series of subordinated debt securities by notice to the trustee for the series may waive, on behalf of the holders of all subordinated debt securities of the series, any past default or event of default for that series and its consequences, except a default or event of default in the payment of the principal of, premium, if any, or interest, if any, on any subordinated debt security, and except for an event of default resulting from the breach of a covenant or provision of either indenture which, under the applicable indenture, cannot be amended or modified without the consent of the holders of each outstanding debt security of the series affected.

OPTION TO DEFER INTEREST PAYMENTS

     If provided in the applicable prospectus supplement, we will have the right at any time and from time to time during the term of subordinated debt securities issued under the junior convertible subordinated indenture to defer the payment of interest for the number of consecutive interest payment periods specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in
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

the prospectus supplement. However, in no event may the deferral period extend beyond the stated maturity of the subordinated debt securities. Material United States federal income tax consequences and special considerations applicable to these subordinated debt securities will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, at the end of the deferral period, we will pay all interest then accrued and unpaid together with interest on accrued and unpaid interest compounded semiannually at the rate specified for the subordinated debt securities to the extent permitted by applicable law. During the deferral period with respect to any subordinated debt securities issued under the junior convertible subordinated indenture, we may not:

     - declare or pay dividends on, make distributions regarding, or redeem, purchase, acquire or make a liquidation payment regarding, any of our capital stock, other than:

         (1) purchases of our common stock related to the issuance of our common stock under any of our benefit plans for our directors, officers or employees,

         (2) as a result of a reclassification of our capital stock or the exchange or conversion of one series or class of our capital stock for another series or class of our capital stock,

         (3) the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged; and

         (4) redemptions or purchases of any rights pursuant to a stockholder rights plan and the issuance of our capital stock pursuant to these rights.

     - make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank junior to or pari passu with the subordinated debt securities, other than any redemption, liquidation, interest, principal or guarantee payment by us where the payment is made by way of securities (including our capital stock) that rank junior to or pari passu with the securities on which such redemption, interest, principal or guarantee payment is being made, and

     - make any guarantee payments regarding the foregoing, other than payments under our guarantee of the preferred securities or the common securities.

     Prior to the termination of any deferral period with respect to subordinated debt securities issued under the junior convertible subordinated indenture, we may further defer payments of interest by extending the interest payment period for a limited duration; provided, however, that, the deferral period, including all previous and further extensions, may not extend beyond the maturity of the subordinated debt securities.

     Upon the termination of any deferral period with respect to subordinated debt securities issued under the junior convertible subordinated indenture and the payment of all amounts then due, we may commence a new deferral period, subject to the terms set forth in this section. No interest during a deferral period with respect to subordinated debt securities issued under the junior convertible subordinated indenture, except at the end thereof, will be due and payable, but we may prepay at any time all or any portion of the interest accrued during a deferral period. We have no present intention of exercising our right to defer payments of interest with respect to subordinated debt securities issued under the junior convertible subordinated indenture by extending the interest payment period on the subordinated debt securities. If the property trustee is the sole holder of the subordinated debt securities, we will give the administrative trustees and the property trustee notice of our selection of a deferral period one business day before the earlier of (1) the date distributions on the preferred securities are payable or (2) the date the administrative trustees are required to give notice to the Nasdaq Stock Market or other applicable self-regulatory organization, or to holders of the preferred securities of the record or payment date of the distribution. The administrative trustees will give notice of our selection of the deferral period to the holders of the preferred securities. If the property trustee is not the sole holder of the subordinated debt

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

securities, we will give the holders of the subordinated debt securities notice of our selection of a deferral period ten business days before the earlier of
(1) the interest payment date or (2) the date upon which we are required to give notice to the Nasdaq Stock Market or other applicable self-regulatory organization, or to holders of the subordinated debt securities of the record or payment date of the related interest payment.

  Certain Additional Covenants

     If we issue subordinated debt securities to the AMCV Trust in connection with an issuance of preferred securities, we will covenant in the junior convertible subordinated indenture that as long as the preferred securities are outstanding we will:

     - not convert the subordinated debt securities except upon receipt of notice of conversion of the underlying preferred securities;

     - directly or indirectly own 100% of the common securities of the AMCV
       Trust;

     - not voluntarily terminate, wind up or liquidate the AMCV Trust, except if the subordinated debt securities are distributed to the holders of the preferred securities in a liquidation of the AMCV Trust, of if there is a redemption of the preferred securities by the AMCV Trust or in connection with a merger or consolidation permitted by the declaration of trust;

     - use our commercially reasonable efforts to make sure that the AMCV Trust

          - remains a grantor business trust; and

          - remains classified as an entity not taxable as a corporation or partnership in the U.S.; and

     - honor all of our obligations relating to the conversion or exchange of the preferred securities and common securities into or for our common stock or subordinated debt securities

  Modification of the Indentures

     Unless otherwise specified in the applicable prospectus supplement, each indenture contains provisions permitting us and the trustee to enter into one or more supplemental indentures without the consent of the holders of any of the subordinated debt securities in order to:

     - evidence the succession of another corporation to American Classic Voyages and the assumption of our covenants by the successor;

     - add to our covenants or surrender any of our rights or powers;

     - add additional events of default for any series of subordinated debt securities;

     - change or eliminate any provision affecting only subordinated debt securities not yet issued;

     - provide for security for the subordinated debt securities;

     - to establish the form or terms of subordinated debt securities;

     - evidence and provide for successor trustees;

     - cure any ambiguity, correct or supplement any inconsistent provisions, comply with any applicable provisions of law, or to make any other provisions concerning matters or questions arising under the indenture, provided that the action does not adversely affect the interests of holders of subordinated debt securities of any series in any material respect; or

     - modify, eliminate or add to the provisions of an indenture as required to qualify the indenture under the Trust Indenture Act of 1939, or any similar federal statute.

     Unless otherwise specified in the applicable prospectus supplement, each indenture also contains provisions permitting us and the trustee, with the consent of the holders of a majority in aggregate
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

principal amount of the outstanding subordinated debt securities affected by a supplemental indenture, and with the subordinated debt securities of each series voting as a class, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or any supplemental indenture or modifying the rights of the holders of subordinated debt securities of that series, except that, without the consent of the holder of each debt security so affected, no supplemental indenture may:

     - change the time for payment of principal or premium, if any, or interest on any debt security;

     - reduce the principal of, or any installment of principal of, or premium, if any, or interest on any debt security, or change the manner in which they are determined;

     - reduce the percentage in principal amount of the outstanding subordinated debt securities affected by the supplemental indenture the consent of whose holders is required for amendment of the indenture or for waiver of compliance with provisions of the indenture or for waiver of defaults;

     - change our obligation to maintain an office or agency in the places and for the purposes specified in the indenture; or

     - modify the provisions relating to waiver of defaults or any of the provisions set forth above.

SUBORDINATION UNDER THE INDENTURES

     The subordinated indenture and the junior convertible subordinated indenture each provide that any subordinated debt securities issued under them are subordinate and junior in right of payment to all of our debt except for debt that is by its terms subordinated to or pari passu with the subordinated debt securities.

     If we default in the payment of any principal, or premium, if any, or interest on any senior indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or declaration or otherwise, then unless and until full payment on account of the senior indebtedness has been made or duly provided for, no payment will be made on account of the subordinated debt securities or interest on the subordinated debt securities or with respect to any repayment, redemption, retirement, purchase or other acquisition of subordinated debt securities.

     In the event of any distribution of our assets upon any dissolution, winding up, liquidation or reorganization of American Classic Voyages, then

     - holders of senior indebtedness shall receive payment of all principal, premium, and interest due on senior indebtedness before holders of subordinated debt securities are entitled to receive any payment of principal, premium or interest;

     - any payment or distribution of our assets to which a holder of subordinated debt securities or the trustee for the subordinated debt securities would be entitled shall be paid directly to holders of senior indebtedness or their representatives or the trustee under the indenture relating to the senior indebtedness in proportion to the amount of unpaid principal, premium and interest on the senior indebtedness held by each holder, and

     - if any payment or distribution of our assets is received by the holders of subordinated debt securities or the trustee for the subordinated debt securities before all senior indebtedness is paid in full, then the holders or the trustee shall pay over the payment or distribution to the holders of senior indebtedness or their representatives or the trustee under the indenture relating to the senior indebtedness.

     Upon payment in full of all senior indebtedness, the holders of subordinated debt securities will be subrogated to all the rights of any holders of senior indebtedness to receive any further payments or distributions applicable to the senior indebtedness until all subordinated debt securities are paid in full.

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

     The subordinated indenture provides that the subordination provisions described in this section, to the extent as they relate to any particular issue of subordinated debt securities, may be changed before the issuance of the subordinated debt securities. Any change of this nature would be described in the applicable prospectus supplement relating to the subordinated debt securities.

DEFEASANCE AND COVENANT DEFEASANCE OF SUBORDINATED DEBT SECURITIES UNDER SUBORDINATED INDENTURE

     If indicated in the applicable prospectus supplement, we may elect either to defease and be discharged from any and all obligations with respect to the subordinated debt securities of or within any series issued under the subordinated indenture, referred to as "defeasance," or to be released from our obligations with respect to selected covenants applicable to the subordinated debt securities of or within any series, referred to as "covenant defeasance." We may only exercise our defeasance or covenant defeasance options if we deposit with the appropriate trustee, in trust for that purpose, money and/or U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, to pay the principal of and any premium or interest on the subordinated debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or similar payments on the subordinated debt securities. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of the subordinated debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the subordinated indenture. In addition, in order for a defeasance or covenant defeasance to occur, there must be no event of default under the subordinated indenture and, if the subordinated debt securities are redeemable prior to maturity, we must have given notice of the redemption, unless the redemption will be made pursuant to a mandatory sinking fund. If indicated in the applicable prospectus supplement, in addition to obligations of the United States or an agency or instrumentality of the United States, government obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency or currency unit in which subordinated debt securities of the series are payable.

     We may exercise our defeasance option for the subordinated debt securities in spite of our earlier exercise of our covenant defeasance option. If we exercise our defeasance option, payment of the subordinated debt securities may not be accelerated because of a default or an event of default. If we exercise our covenant defeasance option, payment of the subordinated debt securities may not be accelerated by reason of a default or an event of default under the covenants to which the covenant defeasance is applicable. However, if the acceleration occurs by reason of another event of default, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the subordinated debt securities, because the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

THE TRUSTEE

     Unless otherwise specified in the applicable prospectus supplement, The Bank of New York will be the trustee under the indentures. We may also maintain banking and other commercial relationships with the trustee and its affiliates in the ordinary course of business.

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

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock was 45,000,000 shares as of January 13, 2000 consisting of:

     - 5,000,000 shares of preferred stock, of which none were outstanding; and

     - 40,000,000 shares of common stock, of which 18,614,355 shares were outstanding.

     In general, our authorized preferred stock is afforded preferences regarding dividends and liquidation rights over our common stock. Our board of directors is empowered, without approval of our stockholders, to cause the preferred stock to be issued in one or more series, with the numbers of shares of each series and the rights, preferences and limitations of each series to be determined by the board including, without limitation:

     - the dividend rights,

     - conversion rights,

     - redemption rights, and

     - liquidation preferences,

if any, of any wholly unissued series of preferred stock, or of the entire class of preferred stock if none of the shares have been issued. Our board of directors is also empowered, without approval of our stockholders, to determine the terms and conditions of the issue of each series of preferred stock. The following is a summary of the terms of our preferred stock and common stock and provisions of our articles of incorporation, bylaws and statutes that affect our preferred stock and common stock and is subject to the actual provisions of the articles of incorporation, bylaws and these statutes.

PREFERRED STOCK

     The applicable prospectus supplement will describe the following terms of any preferred stock offered pursuant to this prospectus, to the extent applicable to the preferred stock:

     - the specific designation, number of shares, seniority and purchase price;

     - any liquidation preference per share;

     - any date of maturity;

     - any redemption, repayment or sinking fund provisions;

     - any dividend rate or rates and the dates on which any dividends will be payable, or the method by which the rates or dates will be determined;

     - any voting rights;

     - if other than the currency of the United States, the currency or currencies, including composite currencies, in which the preferred stock is denominated and/or in which payments will or may be payable;

     - the method by which amounts with respect to the preferred stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to the calculation;

     - whether the preferred stock is convertible or exchangeable and, if so, the securities or rights into which the preferred stock is convertible or exchangeable, which may include other preferred stock, subordinated debt securities, common stock or other securities or rights of American Classic Voyages, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, or a combination any of these, and the terms and conditions upon which the conversions or exchanges will be effected, including the initial

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

       conversion or exchange prices or rates, the conversion or exchange period and any other related provisions;

     - the place or places where dividends and other payments on the preferred stock will be payable; and

     - any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

     All shares of preferred stock offered by this prospectus, or issuable upon conversion, exchange or exercise of securities, will, when issued, be fully paid and non-assessable.

COMMON STOCK

     The prospectus supplement relating to an offering of common stock will describe relevant terms, including the number of shares offered, the initial offering price, market price and dividend information.

     Dividends. Holders of common stock are entitled to receive dividends and other distributions in cash, stock or property, when, as and if declared by the board of directors out of our assets or funds legally available for payment of dividends or other distributions and will share equally on a per share basis in all dividends and other distributions, subject to the rights of holders of preferred stock. We do not currently anticipate paying any dividends in the foreseeable future.

     Voting Rights. At every meeting of stockholders, every holder of common stock is entitled to one vote per share. Subject to any voting rights which may be granted to holders of preferred stock, any action submitted to stockholders is approved if the number of votes cast in favor of the action exceeds the number of votes against, except where other provision is made by law and subject to applicable quorum requirements.

     Liquidation Rights. If there is any liquidation, dissolution or winding-up of American Classic Voyages, whether voluntary or involuntary, the holders of common stock are entitled to share equally in the assets available for distribution after payment of all liabilities and provision for the liquidation preference of any shares of preferred stock then outstanding.

     The holders of common stock have no preemptive rights, cumulative voting rights, subscription rights, or conversion rights and the common stock may not be redeemed. The transfer agent and registrar for the common stock is EquiServe LP. The common stock is traded on the Nasdaq National Market under the symbol "AMCV." All shares of common stock offered by this prospectus, or issuable upon conversion, exchange or exercise of securities, will, when issued, be fully paid and non-assessable.

PROVISIONS OF OUR CERTIFICATE OF INCORPORATION, BY-LAWS AND APPLICABLE CORPORATE LAWS

     Some provisions of our certificate of incorporation and bylaws may make it more difficult to sell your shares of common or preferred stock. The most important of those provisions are described below.

     In order to offer itineraries featuring only U.S. ports, U.S. maritime laws require us to use only "U.S.-flagged" vessels. A U.S.-flagged vessel is a vessel that is U.S. built, owned and crewed. To maintain U.S-flagged status, at least 75% of our stockholders must be U.S. citizens. In order to assure that we maintain that level of U.S. ownership, our certificate of incorporation contains limitations on the transferability of our stock to non-U.S. citizens. The certificate of incorporation limits non-U.S. ownership of our stock to 25% of our total voting stock and provides for the transfer of stock purchased in violation of that rule back to the transferor. These restrictions may have the effect of decreasing the liquidity of our common stock, thereby making it more difficult for investors to dispose of their shares in an orderly manner.

     In addition, in our certificate of incorporation we elect not to be governed by Section 203 of the Delaware General Corporation Law. Section 203 of the Delaware General Corporation Law generally restricts some types of transactions and business combinations between a company and interested stockholders, unless the board of directors approves the transaction before it occurs, or 66 2/3% of the uninterested stockholders ratify the transaction after the board of directors has approved it or if the interested stockholder owned at least 85% of the voting stock of the Company at the time of the transaction. The statute expressly permits companies to elect not to be governed by Section 203. However, we do have a restriction on interested stockholder transactions in our bylaws.
Article III, Section 15 of our bylaws requires that a majority of the disinterested members of our board of directors approve any business transaction between us and a director or a person affiliated with or under common control of a director. The only interested person business transactions that do not require such board approval are the sale, lease or exchange of property or the provision of services pursuant to an Administrative Services Agreement between us and Equity Group Investments, Inc., an entity that, with its affiliates, is our controlling stockholder. Our bylaws define a "disinterested director" as a person who is not

          (1) an employee, director, officer, trustee, general partner, 5% or more stockholder or fiduciary of a person (other than us) who is affiliated or under common control with an interested person; or

          (2) any employee, director, officer, trustee, partner or fiduciary of any of the above.

     Our bylaws may be amended by majority vote of the board of directors or a majority vote of the stockholders. The board of directors may not repeal or amend any provision which has been approved by a majority of the stockholders.

     As discussed above, our preferred stock may be issued from time to time in one or more series with the rights, preferences, limitations and restrictions that may be determined by the board of directors. The issuance of preferred stock could be used, under some circumstances, as a method of delaying or preventing a change of control of American Classic Voyages and could have a detrimental effect on the rights of holders of common stock, including loss of voting control.

             DESCRIPTION OF PREFERRED SECURITIES OF THE AMCV TRUST

     The AMCV Trust may issue, from time to time, only one series of preferred securities having terms described in the prospectus supplement. The declaration of trust of the AMCV Trust authorizes the administrative trustees of the AMCV Trust to issue on behalf of the AMCV Trust one series of preferred securities. The declaration of trust will be qualified as an indenture under the Trust Indenture Act. The property trustee, an independent trustee, will act as indenture trustee for the preferred securities for purposes of compliance with the provisions of the Trust Indenture Act. The preferred securities will have the terms, including distributions, redemption, voting, liquidation rights, maturity date or dates and the other preferred, deferred or other special rights or restrictions as are established by the administrative trustees in accordance with the declaration of trust or as are set forth in the declaration of trust or made part of the declaration of trust by the Trust Indenture Act. The prospectus supplement relating to the preferred securities of the AMCV Trust will set forth the specific terms of the preferred securities, including, to the extent applicable:

     - the distinctive designation of the preferred securities;

     - the number of preferred securities issued by the AMCV Trust;

     - the annual distribution rate, or method of determining the rate, for preferred securities issued by the AMCV Trust and the date or dates upon which distributions will be payable; provided, however, that distributions on the preferred securities will, subject to any deferral provisions and any provisions for payment of defaulted distributions, be payable on a quarterly basis to holders of the preferred securities as of a record date in each quarter during which the preferred securities are outstanding and any provisions relating to the resetting or adjustment of the distribution rate;

     - any right of the AMCV Trust to defer quarterly distributions on the preferred securities as a result of an interest deferral right exercised by us on the subordinated debt securities held by the AMCV Trust;

     - whether distributions on preferred securities will be cumulative, and, in the case of preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on preferred securities will be cumulative;

     - the amount or amounts which will be paid out of the assets of the AMCV Trust to the holders of preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the AMCV Trust;

     - the obligation or option, if any, of the AMCV Trust to purchase or redeem preferred securities and the price or prices at which, the period or periods within which and the terms and conditions upon which preferred securities will be purchased or redeemed, in whole or in part, under this obligation or option with the redemption price or formula for determining the redemption price to be specified in the applicable prospectus supplement;

     - the voting rights, if any, of preferred securities in addition to those required by law, including the number of votes per preferred security and any requirement for the approval by the holders of preferred securities as a condition to specified action or amendments to the declaration of trust;

     - whether the preferred securities are convertible or exchangeable into our common stock or other securities, including the initial conversion or exchange price or rate, the conversion or exchange period and any other related provisions;

     - the terms and conditions, if any, upon which subordinated debt securities held by the AMCV Trust may be distributed to holders of preferred securities; and

     - any other relevant terms, rights, preferences, privileges, limitations or restrictions of preferred securities consistent with the declaration of trust or applicable law.

All preferred securities offered by the prospectus will be guaranteed by us to the extent set forth below under "Description of Guarantees." The guarantee issued by us to the AMCV Trust, when taken together with our back-up undertakings, consisting of our obligations under the declaration of trust, including the obligation to pay expenses of the AMCV Trust, the applicable indenture and any applicable supplemental indentures and the subordinated debt securities issued to the AMCV Trust will provide a full and unconditional guarantee by us of amounts due on the preferred securities issued by the AMCV Trust. The payment terms of the preferred securities will be the same as the subordinated debt securities issued to the AMCV Trust by us.

     The declaration of trust authorizes the administrative trustee to issue on behalf of the trust one series of common securities having terms, including distributions, redemption, voting and liquidation rights, and restrictions that are established by the administrative trustee in accordance with the declaration of trust or that are otherwise set forth in the declaration of trust. The terms of the common securities issued by the AMCV Trust will be substantially identical to the terms of the preferred securities issued by the AMCV Trust, and the common securities will rank equally, and payments will be made on the common securities on a proportionate basis, with the preferred securities except that, if an event of default under the declaration of trust has occurred and is continuing, the rights of the holders of the common securities to payment of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. The common securities will also carry the right to vote and to appoint, remove or replace any of the trustees of the AMCV Trust. We will own directly or indirectly all of the common securities of the AMCV Trust.

     We anticipate that the financial statements of the AMCV Trust issuing preferred securities will be reflected in our consolidated financial statements with the preferred securities shown as company-obligated mandatorily-redeemable preferred securities of a subsidiary trust under minority interest in consolidated subsidiaries. In this case, we anticipate that we will include in a footnote to our audited financial statements, statements that the AMCV Trust is wholly-owned by us and that the sole asset of the AMCV Trust is the subordinated debt securities, indicating the principal amount, interest rate and maturity date of the subordinated debt securities.
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

                           DESCRIPTION OF GUARANTEES

     Set forth below is a summary of information concerning the guarantees that will be executed and delivered by us for the benefit of the holders, from time to time, of preferred securities. Each guarantee will be qualified as an indenture under the Trust Indenture Act. Unless otherwise specified in the applicable prospectus supplement, The Bank of New York will act as the preferred securities guarantee trustee. The terms of each guarantee will be set forth in the guarantee and will include the terms made part of the guarantee by the Trust Indenture Act. The following is a summary of the material terms of the guarantees. You should refer to the provisions of the form of guarantee, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part, and the Trust Indenture Act. Each guarantee will be held by the preferred securities guarantee trustee for the benefit of the holders of the preferred securities of the AMCV Trust.

     Unless otherwise specified in the applicable prospectus supplement, we will agree, to the extent set forth in each guarantee, to pay in full to the holders of the preferred securities, the payments and distributions to be made with respect to the preferred securities, except to the extent paid by the AMCV Trust, as and when due, regardless of any defense, right of set-off or counterclaim which the AMCV Trust may have or assert. The following payments or distributions with respect to the preferred securities, to the extent not paid by the AMCV Trust, will be subject to the guarantee, without duplication:

     - any accrued and unpaid distributions that are required to be paid on the preferred securities, to the extent the AMCV Trust has funds available to make the payment;

     - the redemption price, including all accumulated and unpaid distributions to the date of redemption, to the extent the AMCV Trust has funds available to make the payment, for any preferred securities called for redemption by the AMCV Trust; and

     - upon a voluntary or involuntary dissolution, winding-up or termination of the AMCV Trust, other than in connection with the distribution of subordinated debt securities to the holders of preferred securities or the redemption of all of the preferred securities upon maturity or redemption of the subordinated debt securities, the lesser of (1) the sum of the liquidation amount and all accrued and unpaid distributions on the preferred securities to the date of payment, to the extent the AMCV Trust has funds available to make the payment and (2) the amount of assets of the AMCV Trust, after satisfaction of all liabilities, remaining for distribution to holders of the preferred securities in liquidation of the AMCV Trust.

Our obligation to make a guarantee payment may be satisfied by our direct payment of the required amounts to the holders of preferred securities or by causing the AMCV Trust to pay the amounts to the holders.

     Each guarantee will not apply to any payment of distributions except to the extent the AMCV Trust has funds available to make the payment. If we do not make interest or principal payments on the subordinated debt securities purchased by the AMCV Trust, the AMCV Trust will not pay distributions on the preferred securities issued by the AMCV Trust and will not have funds available to make the payment.

     We have also agreed to guarantee the obligations of the AMCV Trust with respect to the common securities issued by the AMCV Trust to the same extent as the guarantee with respect to the preferred securities, except that, if an event of default under the subordinated indenture has occurred and is continuing, holders of preferred securities guaranteed by us will have priority over holders of the common securities guaranteed by us with respect to distributions and payments on liquidation, redemption or otherwise.

COVENANTS OF AMERICAN CLASSIC VOYAGES

     Unless otherwise specified in the applicable prospectus supplement, in each guarantee of the payment obligations of the AMCV Trust with respect to preferred securities, we will covenant that, so long as any preferred securities issued by the AMCV Trust remain outstanding, if for any distribution period:

     - full distributions on a cumulative basis on any preferred securities have not been paid or declared and set apart for payment for any distribution period,

     - there has occurred any event of default under the guarantee or under the declaration of trust of the AMCV Trust,

     - we are in default of our obligations under the preferred securities guarantee or the common securities guarantee, or

     - we have given notice of our selection of an extension period for payment of interest on the subordinated debt securities and not rescinded such notice or extension,

then we will not:

     - declare or pay any dividend on, make any other distributions on, or redeem, purchase, acquire or make a liquidation payment regarding, any of our capital stock, except:

        (1) purchases of our common stock related to the issuance of our common stock under any of our benefit plans for our directors, officers or employees,

        (2) as a result of a reclassification of our capital stock or the exchange or conversion of one series or class of our capital stock for another series or class of our capital stock,

        (3) the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged; and

        (4) redemptions or purchases of any rights pursuant to a shareholder rights plan and the issuance of our capital stock pursuant to these rights.

     - make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us which rank junior to or pari passu with the subordinated debt securities issued to the AMCV Trust, other than any redemption, liquidation, interest, principal or guarantee payment by us where the payment is made by way of securities (including our capital stock) that rank junior to or pari passu with the securities on which such redemption, interest, principal or guarantee payment is being made; and

     - make any guarantee payments regarding the foregoing, other than under a guarantee of the payment obligations of the AMCV Trust with respect to preferred securities or the common securities.

MODIFICATION OF THE GUARANTEES; ASSIGNMENT

     Except for any changes that do not adversely affect the rights of holders of preferred securities, in which case no consent of the holders will be required, each guarantee of the payment obligations of the AMCV Trust with respect to preferred securities may be amended only with the prior approval of the holders of at least a majority in liquidation amount of the outstanding preferred securities of the AMCV Trust. The manner of obtaining any approval of holders of the preferred securities will be described in an accompanying prospectus supplement. All guarantees and agreements contained in a guarantee of the obligations of the AMCV Trust with respect to preferred securities will bind the successors, assigns, receivers, trustees and representatives of American Classic Voyages and will inure to the benefit of the holders of the preferred securities of the AMCV Trust then outstanding.

EVENTS OF DEFAULT

     An event of default under a preferred securities guarantee will occur upon our failure to perform any of our payment or other obligations under the guarantee. The holders of a majority in liquidation amount of the preferred securities to which the preferred securities guarantee relates will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the preferred securities guarantee trustee with respect to the guarantee or to direct the exercise of any trust or power conferred upon the preferred securities guarantee trustee under the guarantee.

     If the preferred securities guarantee trustee fails to enforce the guarantee, any record holder of preferred securities to which the guarantee relates may institute a legal proceeding directly against us to enforce the preferred securities guarantee trustee's rights under the guarantee without first instituting a legal proceeding against the AMCV Trust, the preferred securities guarantee trustee or any other person or entity. If we have failed to make a guarantee payment under a guarantee, a record holder of preferred securities to which the guarantee relates may directly institute a proceeding against us for enforcement of the guarantee for the payment to the record holder of the preferred securities to which the guarantee relates of the principal of or interest on the applicable subordinated debt securities on or after the respective due dates specified in the subordinated debt securities, and the amount of the payment will be based on the holder's proportionate share of the amount due and owing on all of the preferred securities to which the guarantee relates. We have waived any right or remedy to require that any action be brought first against the AMCV Trust or any other person or entity before proceeding directly against us. The record holder in the case of the issuance of one or more global preferred securities certificates will be The Depository Trust Company, or its nominee, acting at the direction of the beneficial owners of the preferred securities.

     We will be required to provide annually to the preferred securities guarantee trustee a statement as to the performance of our obligations under each outstanding preferred securities guarantee and as to any default in our performance.

INFORMATION CONCERNING THE PREFERRED SECURITIES GUARANTEE TRUSTEE

     The preferred securities guarantee trustee, before the occurrence of a default under a preferred securities guarantee, undertakes to perform only the duties that are specifically set forth in the guarantee and, after a default under a guarantee, will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to this provision, the preferred securities guarantee trustee is under no obligation to exercise any of the powers vested in it by a preferred securities guarantee at the request of any holder of preferred securities to which the guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by the preferred securities guarantee trustee in exercising any of its powers.

TERMINATION

     Each preferred securities guarantee will terminate as to the preferred securities issued by the AMCV Trust upon

     - full payment of the redemption price of all preferred securities of the AMCV Trust,

     - distribution of subordinated debt securities held by the AMCV Trust to the holders of all of the preferred securities of the AMCV Trust,

     - full payment of the amounts payable in accordance with the declaration of trust of the AMCV Trust upon liquidation of the AMCV Trust, or

     - upon conversion of all preferred securities under the declaration of trust.

Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities issued by the AMCV Trust must restore payment of any sums paid under the preferred securities or the preferred securities guarantee.

STATUS OF THE GUARANTEES

     The preferred securities guarantees will constitute our unsecured obligations and will rank:

     - subordinate and junior in right of payment to all of our other liabilities, other than our obligations under our guarantee of the common securities, which are subordinate and junior to the guarantee of the preferred securities to the extent provided in the preferred securities guarantee;

     - equivalently with the most senior preferred or preference stock now or hereafter issued by us and with any guarantee now or hereafter entered into by us in respect of any preferred or preference stock of any of our affiliates; and

     - senior to our common stock.

The terms of the preferred securities provide that each holder of preferred securities by acceptance of the preferred securities agrees to the subordination provisions and other terms of our guarantee relating to the preferred securities.

     Each preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity.

                              PLAN OF DISTRIBUTION

     We and/or the AMCV Trust may sell any of the securities being offered hereby in any one or more of the following ways from time to time:

     - through agents;

     - to or through underwriters;

     - through dealers; or

     - directly to purchasers.

     The prospectus supplement for the securities will set forth the terms of the offering of the securities, including the name or names of any underwriters, dealers or agents; the purchase price of the securities and the proceeds to us and/or the AMCV Trust from the sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which the securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

     Offers to purchase securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us and/or the AMCV Trust to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

     If securities are sold by means of an underwritten offering, we and/or the AMCV Trust will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for the sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. We and/or the AMCV Trust may also agree with an underwriter or underwriters to enter into an underwriting agreement or conduct an underwritten offering, in each case, at some future date. If underwriters are utilized in the sale of the securities with respect to which this prospectus is delivered, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specific conditions and that the underwriters for a sale of securities will be obligated to purchase all of the securities of a series if any are purchased.

     If a dealer is utilized in the sales of the securities with respect to which this prospectus is delivered, we and/or the AMCV Trust will sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer may be deemed to be an underwriter, as the term is defined in the Securities Act of 1933, of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement relating to the sale of securities.

     Offers to purchase securities may be solicited directly by us and/or the AMCV Trust and the sale of securities may be made by us and/or the applicable AMCV Trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 for any resale of securities. The terms of any sales will be described in the prospectus supplement relating to the sale of securities.

     Agents, underwriters and dealers may be entitled under relevant agreements to indemnification or contribution by us and/or the AMCV Trust against specified liabilities, including liabilities under the Securities Act of 1933.

     Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

     If so indicated in the applicable prospectus supplement, we and/or the AMCV Trust may authorize agents, underwriters or dealers to solicit offers by specified types of institutions to purchase securities from us and/or the AMCV Trust at the public offering prices set forth in the applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date or dates in the future. A commission indicated in the applicable prospectus supplement will be paid to underwriters, dealers and agents soliciting purchases of securities under the delayed delivery contracts accepted by us and/or the AMCV Trust.

     No dealer, salesman or other individual has been authorized to give any information or to make any representations not contained in this prospectus, any accompanying prospectus supplement or the documents incorporated or deemed incorporated into this prospectus by reference. If given or made, the information or representations must not be relied upon as having been authorized by us or any underwriter, dealer or agent. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the registered securities to which it relates, or an offer to sell or a solicitation of an offer to buy those securities to which it relates, in any jurisdiction where, or to any person to whom, it is unlawful to make the offer or solicitation. Neither the delivery of this prospectus or any prospectus supplement nor any sale made under this prospectus should, under any circumstances, create any implication that there has not been any change in the facts set forth in this prospectus or in our affairs since the date of this prospectus.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     All statements, trend analyses and other information contained in this prospectus, any prospectus supplement or any document incorporated into this prospectus by reference relative to our growth plans, markets for our products and trends in our operations or financial results, as well as other statements including words like "anticipate," "believe," "plan," "estimate," "expect," "intend," "should," "could," "goal," "target," and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those contemplated by the forward-looking statements. These factors include, among other things:

     - general economic and business conditions which may affect, among other things, our customers' leisure spending levels and affect our passenger yields and occupancy rates, which could adversely affect our financial performance

     - our ability to build new vessels as scheduled and within budget and to deploy the new vessels on schedule, which may affect our growth plans and future performance

     - our ability to obtain additional capital to build, purchase and renovate vessels, which may affect our expansion plans and future operating results

     - increases in our indebtedness which may affect our financial performance and cash flow

     - our ability to manage our financial and managerial resources during our expansion, which could affect our growth and financial performance

     - demand for our new cruise products, which could affect our business or revenue growth

     - changes in the regulations and statutes regulating the ability of foreign-flagged vessels to operate between U.S. ports, which could affect our revenue growth or business

     - increasing competition in the Hawaii cruise market and competition from other vacation alternatives, which could affect our financial performance

     - timely maintenance of our vessels within allocated budgets as well as river, weather and ocean conditions, which could affect our revenues

     - actions by our controlling stockholder, such as sales of its shares of our stock, which may affect our business, stock price or our ability to raise capital and

     - the risk factors or uncertainties listed from time to time in any prospectus supplement or any document incorporated into this prospectus by reference

                                 LEGAL MATTERS

     Unless otherwise indicated in the applicable prospectus supplement, the validity of the shares of the securities, other than the preferred securities, offered hereby will be passed upon for us by Seyfarth, Shaw, Fairweather & Geraldson, Chicago, Illinois. Matters of Delaware law relating to the validity of the preferred securities will be passed upon for the AMCV Trust by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the AMCV Trust and American Classic Voyages.

                                    EXPERTS

     The historical consolidated financial statements of American Classic Voyages Co. as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, have been incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 1998 in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following are the estimated expenses in connection with the distribution of the securities being registered:

Securities and Exchange Commission registration fee.........  $66,000
National Association of Securities Dealers, Inc. filing
  fee.......................................................  $  *
Nasdaq National Market additional listing fee...............  $  *
Printing and related expenses...............................  $  *
Blue sky fees and expenses..................................  $  *
Legal fees and expenses.....................................  $  *
Accounting fees and expenses................................  $  *
Miscellaneous...............................................  $  *
                                                              -------
          Total.............................................  $  *
                                                              =======

---------------

* to be filed by amendment

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article Seventh of the Registrant's Second Amended and Restated Certificate of Incorporation ("Article Seventh") is consistent with Section 102(b)(7) of the Delaware General Corporation Law, which generally permits a company to include a provision limiting the personal liability of a director in the company's certificate of incorporation. With limitations, Article Seventh eliminates the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. However, Article Seventh does not eliminate director liability: (1) for breaches of the duty of loyalty to the Registrant and its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for transactions from which a director derives improper personal benefit; or (4) under Section 174 of the Delaware General Corporation Law ("Section 174"). Section 174 makes directors personally liable for unlawful dividends and stock repurchases or redemptions and expressly sets forth a negligence standard with respect to such liability. While Article Seventh protects the directors from awards for monetary damages for breaches of their duty of care, it does not eliminate their duty of care. The limitations in Article Seventh have no effect on claims arising under the federal securities laws.

     Under Section 145 of the Delaware General Corporation Law, directors and officers, as well as other employees and individuals, may be indemnified against expenses (including attorneys' fees), judgments, fines, amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to criminal actions or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action, and the Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

     The directors and officers of the Company are covered by directors' and officers' insurance in an aggregate maximum of approximately $10 million indemnifying them against certain liabilities that they might incur in such capacities, including certain liabilities arising under the Securities Act. The premium for this insurance is paid by the Company.

     The Declaration of Trust for the AMCV Capital Trust I (the "Trust") will provide that no property or Delaware trustee or any of their affiliates, or any officer, director, shareholder, member, partner, employee, representative, custodian, nominee or agent of such property or Delaware trustee (each a "Fiduciary Indemnified Person"), and no administrative trustee, affiliate of any administrative trustee, or any officer, director, stockholder, member, partner, employee, representative or agent of any administrative trustee or any affiliate thereof, or any employee or agent of the Trust or any of their affiliates (each a "Company Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to any of the Trust or any officer, director, stockholder, partner, member, representative, employee or agent of the Trust or its affiliates or to any holder of preferred securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified Person or Company Indemnified Person in good faith on behalf of the Trust and in a manner such Fiduciary Indemnified Person or Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Fiduciary Indemnified Person or Company Indemnified Person by the Declaration of Trust or by law, except that a Fiduciary Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Fiduciary Indemnified Person's gross negligence or bad faith with respect to such acts or omissions and a Company Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Company Indemnified Person's lack of good faith or the lack of reasonable belief that his or her act or omission was in, or not opposed to, the best interests of the Trust.

     The Declaration of Trust for the Trust also provides that to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The Declaration of Trust also provides that to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of any such trust to procure a judgment in its favor by reason of the fact that such person is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The Declaration of Trust for the Trust further provides that expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in any such Declaration.

     The Declaration of Trust for the Trust also provides that the Company shall indemnify each Fiduciary Indemnified Person against any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust under the Trust, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.

     EXHIBIT NUMBER                         DESCRIPTION OF EXHIBIT
     --------------                         ----------------------
          1.1            -- Form of Purchase Agreement -- Debt*
          1.2            -- Form of Purchase Agreement -- Equity*
          1.3            -- Form of Purchase Agreement -- Preferred Securities*
          3.1            -- Second Amended and Restated Articles of Incorporation of
                            American Classic Voyages Co. (incorporated by reference
                            to Exhibit 3.(i) to American Classic Voyages Co. Annual
                            Report of Form 10-K for the year ended December 31, 1998)
          3.2            -- Third Amended and Restated Bylaws of American Classic
                            Voyages Co. (incorporated by reference to Exhibit 3.(ii)
                            to American Classic Voyages Co. Quarterly Report on Form
                            10-Q for the period ended September 30, 1999)
          4.1            -- Form of Subordinated Indenture by and between American
                            Classic Voyages Co. and The Bank of New York, as Trustee
                            (including Form of Subordinated Debt Security)
          4.2            -- Form of Junior Convertible Subordinated Indenture by and
                            between American Classic Voyages Co. and the Bank of New
                            York, as Trustee (including Form of Convertible
                            Subordinated Debenture)
          4.3            -- Certificate of Trust of AMCV Capital Trust I
          4.4            -- Declaration of Trust of AMCV Capital Trust I
          4.5            -- Form of Amended and Restated Declaration of Trust of AMCV
                            Capital Trust I (including Form of Preferred Security)
          4.6            -- Form of Preferred Securities Guarantee Agreement by
                            American Classic Voyages Co.
          4.7            -- Form of Subordinated Debt Security -- The form of debt
                            security or securities with respect to each particular
                            offering will be filed as an exhibit subsequently
                            included or incorporated by reference herein
          4.8            -- Form of Preferred Stock -- Any amendment to the American
                            Classic Voyages Co. Certificate of Incorporation or
                            Certificates of Designation authorizing the creation of
                            any series of Preferred Stock and setting forth the
                            rights, preferences and designations thereof will be
                            filed as an exhibit subsequently included or incorporated
                            by reference herein
          4.9            -- Form of Preferred Security (included in Exhibit 4.5)
          4.10           -- Form of Subordinated Debt Security (included in Exhibit
                            4.1)
          4.11           -- Form of Convertible Subordinated Debenture (included in
                            Exhibit 4.2)
          5.1            -- Opinion of Seyfarth, Shaw, Fairweather & Geraldson
          5.2            -- Opinion of Richards, Layton & Finger, P.A.
         12.1            -- Computation of Ratios of Earnings to Fixed Charges and
                            Preferred and Preference Stock Dividend Requirements
         23.1            -- Consent of KPMG LLP
         23.2            -- Consent of Seyfarth, Shaw, Fairweather & Geraldson
                            (included in Exhibit 5.1)
         23.3            -- Consent of Richards, Layton & Finger, P.A.(included in
                            Exhibit 5.2)
         24.1            -- Power of Attorney from Samuel Zell
         24.2            -- Power of Attorney from John R. Berry
         24.3            -- Power of Attorney from Bradbury Dyer, III

     EXHIBIT NUMBER                         DESCRIPTION OF EXHIBIT
     --------------                         ----------------------
         24.4            -- Power of Attorney from Laurence S. Geller
         24.5            -- Power of Attorney from Arthur A. Greenberg
         24.6            -- Power of Attorney from Mark Slezak
         24.7            -- Power of Attorney from Jerry R. Jacob
         24.8            -- Power of Attorney from Joseph P. Sullivan
         24.9            -- Power of Attorney from Jeffrey N. Watanabe
         25.1            -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939, as amended, of The Bank of New
                            York, as Trustee under the Subordinated Indenture and the
                            Junior Convertible Subordinated Indenture
         25.2            -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939, as amended, of The Bank of New
                            York (Delaware), as Trustee under the Declaration of
                            Trust of AMCV Capital Trust I
         25.3            -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939, as amended, of the Bank of New
                            York, as Trustee of the Preferred Securities Guarantee
                            for the benefit of the holders of Preferred Securities of
                            AMCV Capital Trust I

---------------

* To be filed as an exhibit to American Classic Voyages' Current Report on Form 8-K in connection with a specific offering.

ITEM 17. UNDERTAKINGS

     (a) The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

             Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the "Securities Act"), each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes that:

          1. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          2. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned Registrants hereby undertake to file, if necessary, an application for the purpose of determining the eligibility of the Trustees to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of such Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, American Classic Voyages Co. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 14th day of January, 2000.

                                            AMERICAN CLASSIC VOYAGES CO.

                                            By:    /s/ PHILIP C. CALIAN
                                              ----------------------------------
                                                Philip C. Calian
                                                President and Chief Executive
                                                Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----
                  /s/ SAMUEL ZELL*                     Chairman of the Board           January 14, 2000
-----------------------------------------------------
                     Samuel Zell

                /s/ PHILIP C. CALIAN                   President and Chief Executive   January 14, 2000
-----------------------------------------------------    Officer (Principal Executive
                  Philip C. Calian                       Officer), Director

               /s/ RANDALL L. TALCOTT                  Vice President and Treasurer    January 14, 2000
-----------------------------------------------------    (Principal Financial and
                 Randall L. Talcott                      Accounting Officer)

                  /s/ JOHN R. BERRY                    Director                        January 14, 2000
-----------------------------------------------------
                    John R. Berry

               /s/ BRADBURY DYER, III*                 Director                        January 14, 2000
-----------------------------------------------------
                 Bradbury Dyer, III

               /s/ LAURENCE S. GELLER                  Director                        January 14, 2000
-----------------------------------------------------
                 Laurence S. Geller

              /s/ ARTHUR A. GREENBURG*                 Director                        January 14, 2000
-----------------------------------------------------
                 Arthur A. Greenburg

                  /s/ MARK SLEZAK*                     Director                        January 14, 2000
-----------------------------------------------------
                     Mark Slezak

                 /s/ JERRY R. JACOB*                   Director                        January 14, 2000
-----------------------------------------------------
                   Jerry R. Jacob

               /s/ JOSEPH P. SULLIVAN*                 Director                        January 14, 2000
-----------------------------------------------------
                 Joseph P. Sullivan

                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----
                                                       Director
-----------------------------------------------------
                 Emanuel L. Rouvelas

               /s/ JEFFREY N. WATANABE                 Director                        January 14, 2000
-----------------------------------------------------
                 Jeffrey N. Watanabe

                * /s/ JORDAN B. ALLEN                                                  January 14, 2000
-----------------------------------------------------
                   Jordan B. Allen
                  Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, AMCV Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 14th day of January, 2000.

                                            AMCV CAPITAL TRUST I

                                            By: American Classic Voyages Co., as
                                            Sponsor

                                            By:     /s/ JORDAN B. ALLEN
                                              ----------------------------------
                                                Jordan B. Allen
                                                Executive Vice President,
                                                Secretary and General Counsel

                                 EXHIBIT INDEX

     EXHIBIT NUMBER                         DESCRIPTION OF EXHIBIT
     --------------                         ----------------------
          1.1            -- Form of Purchase Agreement -- Debt*
          1.2            -- Form of Purchase Agreement -- Equity*
          1.3            -- Form of Purchase Agreement -- Preferred Securities*
          3.1            -- Second Amended and Restated Articles of Incorporation of
                            American Classic Voyages Co. (incorporated by reference
                            to Exhibit 3.(i) to American Classic Voyages Co. Annual
                            Report of Form 10-K for the year ended December 31, 1998)
          3.2            -- Third Amended and Restated Bylaws of American Classic
                            Voyages Co. (incorporated by reference to Exhibit 3.(ii)
                            to American Classic Voyages Co. Quarterly Report on Form
                            10-Q for the period ended September 30, 1999)
          4.1            -- Form of Subordinated Indenture by and between American
                            Classic Voyages Co. and The Bank of New York, as Trustee
                            (including Form of Subordinated Debt Security)
          4.2            -- Form of Junior Convertible Subordinated Indenture by and
                            between American Classic Voyages Co. and the Bank of New
                            York, as Trustee (including Form of Convertible
                            Subordinated Debenture)
          4.3            -- Certificate of Trust of AMCV Capital Trust I
          4.4            -- Declaration of Trust of AMCV Capital Trust I
          4.5            -- Form of Amended and Restated Declaration of Trust of AMCV
                            Capital Trust I (including Form of Preferred Security)
          4.6            -- Form of Preferred Securities Guarantee Agreement by
                            American Classic Voyages Co.
          4.7            -- Form of Subordinated Debt Security -- The form of debt
                            security or securities with respect to each particular
                            offering will be filed as an exhibit subsequently
                            included or incorporated by reference herein
          4.8            -- Form of Preferred Stock -- Any amendment to the American
                            Classic Voyages Co. Certificate of Incorporation or
                            Certificates of Designation authorizing the creation of
                            any series of Preferred Stock and setting forth the
                            rights, preferences and designations thereof will be
                            filed as an exhibit subsequently included or incorporated
                            by reference herein
          4.9            -- Form of Preferred Security (included in Exhibit 4.5)
          4.10           -- Form of Subordinated Debt Security (included in Exhibit
                            4.1)
          4.11           -- Form of Convertible Subordinated Debenture (included in
                            Exhibit 4.2)
          5.1            -- Opinion of Seyfarth, Shaw, Fairweather & Geraldson
          5.2            -- Opinion of Richards, Layton & Finger, P.A.
         12.1            -- Computation of Ratios of Earnings to Fixed Charges and
                            Preferred and Preference Stock Dividend Requirements
         23.1            -- Consent of KPMG LLP
         23.2            -- Consent of Seyfarth, Shaw, Fairweather & Geraldson
                            (included in Exhibit 5.1)
         23.3            -- Consent of Richards, Layton & Finger, P.A. (included in
                            Exhibit 5.2)
         24.1            -- Power of Attorney from Samuel Zell
         24.2            -- Power of Attorney from John R. Berry
         24.3            -- Power of Attorney from Bradbury Dyer, III
         24.4            -- Power of Attorney from Laurence S. Geller

     EXHIBIT NUMBER                         DESCRIPTION OF EXHIBIT
     --------------                         ----------------------
         24.5            -- Power of Attorney from Arthur A. Greenberg
         24.6            -- Power of Attorney from Mark Slezak
         24.7            -- Power of Attorney from Jerry R. Jacob
         24.8            -- Power of Attorney from Joseph P. Sullivan
         24.9            -- Power of Attorney from Jeffrey N. Watanabe
         25.1            -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939, as amended, of The Bank of New
                            York, as Trustee under the Subordinated Indenture and the
                            Junior Convertible Subordinated Indenture
         25.2            -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939, as amended, of The Bank of New
                            York (Delaware), as Trustee under the Declaration of
                            Trust of AMCV Capital Trust I
         25.3            -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939, as amended, of the Bank of New
                            York, as Trustee of the Preferred Securities Guarantee
                            for the benefit of the holders of Preferred Securities of
                            AMCV Capital Trust I

---------------

* To be filed as an exhibit to American Classic Voyages' Current Report on Form 8-K in connection with a specific offering.